Exhibit 99.1

ESSEX RENTAL CORP. REPORTS 2015 THIRD QUARTER RESULTS

Third quarter adjusted EBITDA before non-cash compensation and non-recurring expenses increased by 10.1% to $5.8 million

EBITDA is at its highest level since 2010, based on improved rental revenue and reduced operating costs

BUFFALO GROVE, IL - November 3, 2015 - Essex Rental Corp. (Nasdaq: ESSX) ("Essex" or the “Company”) today announced its consolidated results for the third quarter ended September 30, 2015.
Third Quarter 2015 Highlights

•	Hydraulic crawler crane utilization remained strong at 79.2% for the three month period ended September 30, 2015 compared to 79.6% for the three month period ended September 30, 2014;

•
City and other tower crane utilization increased to 82.3% for the three month period ended September 30, 2015 compared to 52.7% for the three month period ended September 30, 2014. Rental revenue generated from tower cranes continued its positive trend and was at its highest quarterly level since we acquired these assets;

•	Coast Crane rental segment gross profit increased by approximately $600,000 or 15.0% for the three month period ended September 30, 2015 compared to the three month period ended September 30, 2014;

•	Parts and service gross profit increased by approximately $100,000 or 10.1% for the three month period ended September 30, 2015 compared to the three month period ended September 30, 2014;

•	Gross profit increased by $400,000 to $6.9 million for the three month period ended September 30, 2015 compared to $6.5 million for the three month period ended September 30, 2014;

•	Selling, general & administrative expenses excluding non-cash compensation and non-recurring expenses decreased by approximately $200,000 year over year and $300,000 sequentially; and

•
Adjusted EBITDA increased by approximately $500,000 or 10.1% and $1.3 million or 29.6% for the three month period ended September 30, 2015 compared to the three month periods ended September 30, 2014 and June 30, 2015, respectively.

Nick Matthews, President and CEO of Essex stated, “Despite a challenging equipment sales market, the Company generated its highest adjusted EBITDA excluding non-cash compensation and non-recurring costs since the acquisition of Coast Crane in late 2010. The strategic initiatives put in place last year continue to benefit the company and it is encouraging to see the early results of the cost savings initiatives that were implemented during the third quarter of 2015. We anticipate the full impact of these initiatives will become more apparent as we move forward.”

Mr. Matthews continued, “As our core business continues to improve and become more efficient, the restructuring of the Essex Crane subsidiary is progressing. This collaborative process is aimed at strategically positioning the subsidiary to ultimately provide value for all of its stakeholders.”

Third Quarter 2015 Overview

Essex Crane equipment rentals segment revenues were $9.5 million for the three month period ended September 30, 2015 versus $11.4 million for the three month period ended September 30, 2014. Essex Crane equipment rentals segment revenues include equipment rentals, transportation and used rental equipment sales revenue generated from the Essex Crane subsidiary. The $1.9 million decrease was primarily driven by a $1.3 million decrease in used rental equipment sales and a $400,000 decrease in transportation revenue. Used rental equipment sales in the third quarter of 2014 included the sale of 4 traditional crawler cranes related to the previously announced trade. Despite the decrease in revenue, gross profit from the equipment rentals segment remained flat, driven by improved margins from the used rental equipment sales and transportation.

Coast Crane equipment rentals segment revenues were $9.6 million for the three month period ended September 30, 2015 versus $10.3 million for the three month period ended September 30, 2014. Coast Crane equipment rentals segment revenues include equipment rentals, transportation and used rental equipment sales revenue generated from the Coast Crane subsidiary. The $700,000 decrease was driven by a $1.4 million decrease in used rental equipment sales, partially offset by a $600,000 increase in equipment

Exhibit 99.1

rental revenue and a $100,000 increase in transportation revenue. Despite the decrease in revenue, gross profit increased by $600,000 or 15.0% due primarily to stronger margins from equipment rentals and transportation.

Equipment distribution segment revenues, which includes the retail distribution of new and used equipment, but excludes the proceeds received from the sale of used rental equipment, were $300,000 for the three month period ended September 30, 2015 compared to $2.8 million for the three month period ended September 30, 2014.

Parts and service segment revenues were $4.7 million for the three month period ended September 30, 2015 compared to $5.1 million for the three month period ended September 30, 2014. Parts and service segment revenues include retail parts sales, billable service work done on our own equipment and service on customer-owned equipment.

Total gross profit increased 6.2% to $6.9 million for the three month period ended September 30, 2015 from $6.5 million for the three month period ended September 30, 2014. The increase is primarily due to the increase in gross profit generated from the Coast Crane equipment rentals segment and the parts and service segment. Gross profit margin increased to 28.7% for the three month period ended September 30, 2015 from 22.0% for the three month period ended September 30, 2014.

Selling, general and administrative expenses excluding non-cash compensation and non-recurring expenses decreased by $200,000 to $5.6 million for the three month period ended September 30, 2015 as compared to $5.8 million for the three month period ended September 30, 2014. The decrease is primarily related to the previously disclosed corporate governance changes.

EBITDA before non-cash compensation and non-recurring expenses was $5.8 million for the three month period ended September 30, 2015 compared to $5.3 million for the three month period ended September 30, 2014. Non-cash compensation and non-recurring expenses were $900,000 for the three month period ended September 30, 2015 and $200,000 for the three month period ended September 30, 2014. Non-recurring expenses for the three month period ended September 30, 2015 were primarily made up of severance and restructuring related expenses.

Conference Call

Essex’s management team will conduct a conference call to discuss the operating results at 9:00 a.m. ET on Wednesday, November 4, 2015. Interested parties may participate in the call by dialing (877) 407-8291 (Domestic) and (201) 689-8345 (International). Please dial in 10 minutes before the call is scheduled to begin, and ask for the Essex Rental Corp. call.

The conference call will be webcast live via the Investor Relations section ("Events and Presentations") of the Essex Rental Corp. website at www.essexrentalcorp.com. To listen to the live call, please go to the website at least 15 minutes early to register, download and install any necessary audio software. If you are unable to listen live, the conference call will be archived on the website.
About Essex Rental Corp.
Essex, through its subsidiaries, is one of North America's largest providers of rental and distribution for mobile cranes (including lattice-boom crawler cranes, truck cranes and rough terrain cranes), self-erecting cranes, stationary tower cranes, elevators and hoists, and other lifting equipment used in a wide array of construction projects. In addition, the Company provides product support including installation, maintenance, repair, and parts and services for equipment provided and other equipment used by its construction industry customers. With a large fleet, consisting primarily of cranes, as well as other construction equipment and unparalleled customer service and support, Essex supplies a wide variety of innovative lifting solutions for construction projects related to power generation, petro-chemical, refineries, water treatment and purification, bridges, highways, hospitals, shipbuilding, offshore oil fabrication and industrial plants, and commercial and residential construction.

Some of the statements in this press release and other written and oral statements made from time to time by Essex and its representatives are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent and belief or current expectations of Essex and its management team and may be identified by the use of words like "anticipate", "believe", "estimate", "expect", "intend", "may", "plan", "will", "should", "seek", the negative of these terms or other comparable terminology. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements. Important factors that could cause actual results to differ materially from Essex's expectations include, without limitation, the continued ability of Essex to successfully execute its business plan, the possibility of a change in demand for the products and services that Essex provides, intense competition which may require us to lower prices or offer more favorable terms of sale, our

Exhibit 99.1

reliance on third party suppliers, our indebtedness which could limit our operational and financial flexibility and any actions of our lenders in relation to events of default under our indebtedness, global economic factors including interest rates, general economic conditions, geopolitical events and regulatory changes, our dependence on our management team and key personnel, as well as other relevant risks detailed in our Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission and available on our website, www.essexrentalcorp.com. The factors listed here are not exhaustive. Many of these uncertainties and risks are difficult to predict and beyond management's control. Forward-looking statements are not guarantees of future performance, results or events. Essex assumes no obligation to update or supplement forward-looking information in this press release whether to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results or financial conditions, or otherwise.

This press release includes references to adjusted EBITDA, an unaudited financial measure of performance which is not calculated in accordance with generally accepted accounting principles, or GAAP. Adjusted EBITDA represents the sum of net income, tax benefit, foreign currency exchange gains and losses, interest expense, other income, depreciation, amortization and impairment expense. Adjusted EBITDA is used internally when evaluating our operating performance and, we believe, allows investors to make a more meaningful comparison between our core business operating results over different periods of time, as well as with those of other similar companies. Management believes that adjusted EBITDA, when viewed with the Company's results under GAAP and the accompanying reconciliation, provides useful information about operating performance and period-over-period growth, and provides additional information that is useful for evaluating the operating performance of our core business without regard to potential distortions. Additionally, management believes that adjusted EBITDA permits investors to gain an understanding of the factors and trends affecting our ongoing cash earnings. However, adjusted EBITDA is not a measure of financial performance or liquidity under GAAP and, accordingly, should not be considered as an alternative to net income or cash flow from operating activities as indicators of operating performance or liquidity. Adjusted EBITDA has been presented as a supplemental disclosure because adjusted EBITDA is a widely used measure of performance and basis for valuation. A reconciliation of adjusted EBITDA to net loss is included in the financial tables accompanying this release.

CONTACT:
Essex Rental Corp.
Kory Glen
Chief Financial Officer
(847) 215-6522 / kglen@essexrental.com
OR
Patrick Merola
Manager of Investor Relations
(847) 215-6514 / pmerola@essexrental.com

Exhibit 99.1

Essex Rental Corp. and Subsidiaries Condensed Consolidated Statements of Operations (Amounts in thousands, except share and per share data) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
REVENUES
Equipment rentals	$14,068	$13,640	$38,211	$37,202
Retail equipment sales	319	2,760	6,441	6,938
Used rental equipment sales	3,301	6,024	6,137	10,089
Retail parts sales	1,689	2,165	5,708	6,707
Transportation	1,743	2,056	4,917	6,021
Equipment repairs and maintenance	2,970	2,936	9,957	8,219
TOTAL REVENUES	24,090	29,581	71,371	75,176

COST OF REVENUES
Salaries, payroll taxes and benefits	3,155	3,021	9,132	8,399
Depreciation	4,473	4,538	13,385	13,755
Retail equipment sales	289	2,425	6,011	6,117
Used rental equipment sales	2,781	5,074	4,700	8,253
Retail parts sales	1,348	1,691	4,586	5,287
Transportation	1,519	2,082	4,282	5,906
Equipment repairs and maintenance	2,738	3,234	8,848	8,886
Yard operating expenses	863	999	2,584	2,601
TOTAL COST OF REVENUES	17,166	23,064	53,528	59,204

GROSS PROFIT	6,924	6,517	17,843	15,972

Selling, general and administrative expenses	6,526	5,939	19,574	17,686
Impairment - rental equipment, held for sale	—	771	—	771
Other depreciation and amortization	170	195	521	708
INCOME (LOSS) FROM OPERATIONS	228	(388)	(2,252)	(3,193)

OTHER INCOME (EXPENSES)
Other income (expense)	2	(3)	3	(1)
Interest expense	(4,921)	(3,669)	(12,710)	(10,243)
Foreign currency exchange losses	(306)	(172)	(557)	(225)
TOTAL OTHER INCOME (EXPENSES)	(5,225)	(3,844)	(13,264)	(10,469)

LOSS BEFORE INCOME TAXES	(4,997)	(4,232)	(15,516)	(13,662)

BENEFIT FOR INCOME TAXES	(2,034)	(1,834)	(6,146)	(5,354)

NET LOSS	$(2,963)	$(2,398)	$(9,370)	$(8,308)

Weighted average shares outstanding:
Basic	25,047,223	24,813,619	24,969,196	24,801,537
Diluted	25,047,223	24,813,619	24,969,196	24,801,537

Loss per share:
Basic	$(0.12)	$(0.10)	$(0.38)	$(0.33)
Diluted	$(0.12)	$(0.10)	$(0.38)	$(0.33)

Exhibit 99.1

Essex Rental Corp. and Subsidiaries Utilization Statistics (Unaudited)

	Three Months Ended
	September 30, 2015	June 30, 2015	September 30, 2014
Utilization Statistics - "Days" Utilization
Crawler Cranes - Hydraulic	79.2%	75.2%	79.6%
Crawler Cranes - Traditional	26.0%	21.9%	30.0%
Rough Terrain Cranes	62.2%	55.6%	65.9%
Boom Trucks	50.1%	50.9%	49.8%
Self-Erecting Tower Cranes	44.1%	30.8%	42.9%
City & Other Tower Cranes	82.3%	60.8%	52.7%

(See definitions in the quarterly and annual reports filed with the SEC)

Essex Rental Corp. and Subsidiaries Segment Revenues and Gross Profit (Amounts in thousands) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Segment revenues
Essex Crane equipment rentals	$9,532	$11,428	$25,629	$28,584
Coast Crane equipment rentals	9,580	10,292	23,636	24,728
Equipment distribution	319	2,760	6,441	6,938
Parts and service	4,659	5,101	15,665	14,926
Total revenues	$24,090	$29,581	$71,371	$75,176
Segment gross profit
Essex Crane equipment rentals	$1,514	$1,483	$3,161	$3,219
Coast Crane equipment rentals	4,217	3,667	10,166	8,606
Equipment distribution	(135)	161	(70)	335
Parts and service	1,328	1,206	4,586	3,812
Total gross profit	$6,924	$6,517	$17,843	$15,972

Exhibit 99.1

Essex Rental Corp. and Subsidiaries Reconciliation of Net Loss to Adjusted EBITDA (Amounts in thousands) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net loss	$(2,963)	$(2,398)	$(9,370)	$(8,308)
Benefit for income taxes	(2,034)	(1,834)	(6,146)	(5,354)
Foreign currency exchange losses	306	172	557	225
Interest expense	4,921	3,669	12,710	10,243
Other (income) expense	(2)	3	(3)	1
Income (loss) from operations	228	(388)	(2,252)	(3,193)

Depreciation	4,473	4,538	13,385	13,755
Impairment - rental equipment, held for sale	—	771	—	771
Other depreciation and amortization	170	195	521	708
Adjusted EBITDA (1)	$4,871	$5,116	$11,654	$12,041

(1) Includes non-cash stock compensation and non-recurring expenses of $0.9 million and $0.2 million for the three months ended September 30, 2015 and 2014, respectively, and $2.0 million and $1.1 million for the nine months ended September 30, 2015 and 2014, respectively.

Exhibit 99.1

Essex Rental Corp. and Subsidiaries Condensed Consolidated Balance Sheets (Amounts in thousands, except share data) (Unaudited)

	September 30, 2015	December 31, 2014

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,281	$1,087
Accounts receivable, net of allowances	16,419	16,981
Other receivables	1,674	1,700
Deferred tax assets	3,703	3,504
Inventory
Retail equipment	16,311	12,030
Retail spare parts, net	1,741	1,725
Rental equipment, held for sale	—	790
Prepaid expenses and other assets	1,736	1,516
TOTAL CURRENT ASSETS	42,865	39,333

Rental equipment, net	253,833	270,465
Property and equipment, net	4,642	4,613
Spare parts inventory, net	3,898	3,816
Identifiable finite lived intangibles, net	484	735
Goodwill	1,796	1,796
Loan acquisition costs, net	3,354	5,132

TOTAL ASSETS	$310,872	$325,890

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$4,979	$4,966
Accrued employee compensation and benefits	1,897	2,008
Accrued taxes	3,529	3,694
Accrued interest	1,639	870
Accrued other expenses	796	1,031
Unearned rental revenue	1,677	1,849
Customer deposits	628	350
Revolving credit facilities - short-term	141,941	142,709
Term loans - short-term	32,349	2,000
Promissory notes - short-term	1,655	—
Purchase money security interest debt - short-term	1,422	1,655
Capital lease obligation - short-term	78	35
TOTAL CURRENT LIABILITIES	192,590	161,167

LONG-TERM LIABILITIES
Revolving credit facility	2,049	1,781
Term loans	33,000	64,500
Promissory notes	—	1,655
Purchase money security interest debt	7,451	6,652
Deferred tax liabilities	28,619	34,487
Capital lease obligation	323	162
TOTAL LONG-TERM LIABILITIES	71,442	109,237

TOTAL LIABILITIES	264,032	270,404

Commitments and contingencies

STOCKHOLDERS' EQUITY
Preferred stock, $.0001 par value, Authorized 1,000,000 shares, none issued	—	—
Common stock, $.0001 par value, Authorized 40,000,000 shares; issued and outstanding 25,186,791 shares at September 30, 2015 and 24,824,614 shares at December 31, 2014	3	2
Paid in capital	127,136	126,510
Accumulated deficit	(80,447)	(71,077)
Accumulated other comprehensive income	148	51
TOTAL STOCKHOLDERS' EQUITY	46,840	55,486

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$310,872	$325,890